Exhibit 10.10

AMENDMENT NO. 1 TO SECURITIES ASSIGNMENT AGREEMENT

This Amendment No. 1 (“Amendment No. 1”), made as of February 23, 2026, amends that certain Securities Assignment Agreement, dated as of December 15, 2025 (the “Agreement”), by and among Armada Sponsor III LLC, a limited liability company formed under the laws of the state of Delaware (the “Sponsor”), Armada Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), and ______________________ (“Recipient”).

RECITALS

WHEREAS, pursuant to Section 6 of the Agreement, the Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties thereto; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereby agree as follows:

1.	Defined Terms. Unless otherwise indicated herein, capitalized terms which are used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.	Amendment to Purchase Agreement. Section 5(ii)(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b)

76,500 of such Shares shall vest in six equal quarterly installments after the IPO Date until the 18-month anniversary of the IPO Date, provided that a Separation Event has not occurred with respect to Recipient prior to such time; notwithstanding the forgoing, any Shares that have not vested under this Section 5(ii)(b) shall immediately vest upon the closing of an initial business combination of the Company, provided that a Separation Event has not occurred with respect to Recipient prior to such time.

3.

Effect of Amendment. Except as expressly set forth herein, the Agreement shall not by implication or otherwise be deemed supplemented or amended by virtue of this Amendment No. 1, and shall remain in full force and effect, as amended hereby. This Amendment No. 1 shall be construed in accordance with and as a part of the Agreement, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed. Any reference in the Agreement to “this Agreement” shall refer to the Agreement as amended by this Amendment No. 1.

4.

Miscellaneous. This Amendment No. 1 shall be governed by the laws of the State of Delaware without regard to its conflict of law rules. This Amendment No. 1 may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each party has duly executed this Amendment No. 1 as of the date first written above.

SPONSOR:

ARMADA SPONSOR III LLC

By:
Douglas M. Lurio
Managing Member

By:
Stephen P. Herbert
Managing Member

COMPANY:

ARMADA ACQUISITION CORP. III

By:
Douglas M. Lurio
Director and Chief Financial Officer

By:
Stephen P. Herbert
Director and Chief Executive Officer

RECIPIENT:

Name: